Exhibit 99.1

QuidelOrtho Announces Preliminary Unaudited Revenue for
Fourth Quarter 2024

Top-line Results In Line with Expectations; Company Expects to Report Fourth Quarter and Full Year 2024 Financial Results on February 12, 2025

January 13, 2025

SAN DIEGO, CA — QuidelOrtho Corporation (Nasdaq: QDEL) (the “Company” or “QuidelOrtho”), a global provider of innovative in vitro diagnostic technologies designed for point-of-care settings, clinical labs and transfusion medicine, today announced preliminary unaudited revenue for the fourth quarter ended December 29, 2024.

Fourth Quarter 2024 Preliminary Unaudited Revenues
The Company expects total reported revenues for the fourth quarter of 2024 to be in the range of approximately $702 million to $707 million, which would be in line with its previously announced 2024 financial guidance, including Labs revenue which is also in line with expectations. Expected fourth quarter 2024 total reported revenues include:
•Non-respiratory reported revenue in the range of approximately $561 million to $563 million
•Respiratory reported revenue in the range of approximately $141 million to $143 million1

“We closed the year on a positive note and expect to deliver top-line results above the mid-point of our 2024 financial guidance. Fiscal 2024 was an important year for our Company; we focused our team on our highest growth and profit opportunities, realigned our leadership team, and improved our cost structure by executing on significant cost-savings initiatives. We look forward to leveraging the results of these efforts as we move into fiscal 2025,” said Brian J. Blaser, President and Chief Executive Officer, QuidelOrtho.

The preliminary unaudited revenues described herein are based on management’s initial analysis for the fourth quarter ended December 29, 2024 and are subject to adjustments based on the Company’s completion of its year-end financial close process.

Conference Call Information
The Company expects to report its financial results for its fourth quarter and full year 2024 after the market closes on Wednesday, February 12, 2025.

Following the release of financial results, QuidelOrtho will hold a conference call beginning at 2:00 p.m. PT / 5:00 p.m. ET to discuss its financial results. Interested parties can access the call from the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at https://ir.quidelortho.com/. Presentation materials will also be posted to the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at the time of the call. Those unable to access the webcast may join the call via phone by dialing 833-470-1428 (domestic) or +1 929-526-1599 (international) and entering Conference ID number 356254.

A replay of the conference call will be available shortly after the event on the “Investor Relations” page of the Company’s website under the “Events & Presentations” section.

QuidelOrtho is dedicated to advancing diagnostics to power a healthier future. For more information, please visit quidelortho.com and follow QuidelOrtho on LinkedIn, Facebook and X.

1.Due to rounding, numbers presented may not add up precisely to the totals and percentages provided.

About QuidelOrtho Corporation
QuidelOrtho Corporation (Nasdaq: QDEL) is a world leader in in vitro diagnostics, developing and manufacturing intelligent solutions that transform data into understanding and action for more people in more places every day.

Offering industry-leading expertise in immunoassay and molecular testing, clinical chemistry and transfusion medicine, bringing fast, accurate and reliable diagnostics when and where they are needed – from home to hospital, lab to clinic. So that patients, clinicians and health officials can spot trends sooner, respond quicker and chart the course ahead with accuracy and confidence.

Building upon its many years of groundbreaking innovation, QuidelOrtho continues to partner with customers across the healthcare continuum and around the globe to forge a new diagnostic frontier. One where insights and solutions know no bounds, expertise seamlessly connects and a more informed path is illuminated for each of us.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are any statement contained herein that is not strictly historical, including, but not limited to, QuidelOrtho’s preliminary unaudited revenues for the fourth quarter ended December 29, 2024 and other preliminary estimates or future financial condition and operating results, and other plans, objectives, strategies, expectations and intentions. Without limiting the foregoing, the words “may,” “will,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue” or similar words, expressions or the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Such statements are based on the beliefs and expectations of QuidelOrtho’s management as of today and are subject to significant known and unknown risks and uncertainties. Actual results or outcomes may differ significantly from those set forth or implied in the forward-looking statements. The preliminary financial information for the fourth quarter ended December 29, 2024 presented in this press release represents preliminary and unaudited estimates, and such estimates are inherently uncertain and subject to change as the Company completes the preparation of its consolidated financial statements and related notes and completes its financial close procedures for the year ended December 29, 2024. Final financial results may therefore vary from the estimates in this press release, and such variations to the preliminary unaudited estimates may be material. The following additional factors, among others, could cause actual results to differ from those set forth or implied in the forward-looking statements: fluctuations in demand for QuidelOrtho’s non-respiratory and respiratory products; supply chain, production, logistics, distribution and labor disruptions and challenges; the challenges and costs of integrating, restructuring and achieving anticipated synergies as a result of the business combination of Quidel Corporation and Ortho Clinical Diagnostics Holdings plc; and other macroeconomic, geopolitical, market, business, competitive and/or regulatory factors affecting the business of QuidelOrtho generally, including those discussed in QuidelOrtho’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent reports filed with the Securities and Exchange Commission, including under Part I, Item 1A, “Risk Factors” of the Form 10-K. You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. All forward-looking statements are based on information currently available to QuidelOrtho and speak only as of the date hereof. QuidelOrtho undertakes no obligation to update any of the forward-looking information or time-sensitive information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

Source: QuidelOrtho Corporation

Investor Contact:
Juliet Cunningham
Vice President, Investor Relations
IR@QuidelOrtho.com

Media Contact:
D. Nikki Wheeler
Senior Director, Corporate Communications
media@QuidelOrtho.com